THE BOND FUND FOR BANK TRUST DEPARTMENTS
                                  (BFBT FUND)

                             DECLARATION OF TRUST

                            Dated February 17, 1983
                   (As amended and restated December 19, 1984)


         AMENDED AND RESTATED DECLARATION OF TRUST, made December   , 1984 by
Robert H. Avery, H. Day Brigham, Jr., Peter M. Donovan, Winthrop S. Emmet,
Lloyd F. Pierce, George R. Prefer, Benjamin A. Rowland, Jr., Raymond Van Houtte and John Winthrop Wright, hereinafter referred to collectively as the "Trustees" and individually as a "Trustee", which terms shall include any successor Trustees or Trustee.

         WHEREAS, on February 17, 1983, the then Trustees established a trust fund under a Declaration of Trust for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, the Trustees desire to amend and restate such Declaration of Trust;

         NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Amended and Restated Declaration of Trust IN TRUST as herein set forth below.

                             ARTICLE I

                                NAME

         This Trust shall be known as The Bond Fund for Bank Trust Departments (BFBT Fund).

                            ARTICLE II

                        PURPOSE OF TRUST

         The purpose of this Trust is to provide investors with a continuous source of managed investment primarily in securities.

                           ARTICLE III

                     MANAGEMENT OF THE TRUST

         The business and affairs of the Trust shall be managed by the Trustees and they shall have all powers necessary and appropriate to perform that function. The number, term of office, manner of election, resignation, filling of vacancies and procedures with respect to meetings of Trustees shall be as prescribed in the By-Laws of the Trust.

                          ARTICLE IV

               OWNERSHIP OF ASSETS OF THE TRUST

         The legal title to all cash, securities and property held by the Trust and any series of the Trust shall at all times be vested in the Trustees. Shareholders (hereinafter referred to as "Shareholders", or individually as a "Shareholder") of the Trust shall not have title to any such assets held by the Trust, but each Shareholder shall be deemed to own a proportionate undivided beneficial interest in a series of the

Trust if more than one series of shares is established by the Trustees as provided in Section 1A of Article VI, equal to the number of shares of such series, of which such Shareholder is the record owner divided by the total number of shares of such series outstanding.

                             ARTICLE V

                      POWERS OF THE TRUSTEES

         The Trustees in all instances shall act as principals. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the By-Laws of the Trust, the Trustees shall have power and authority:


                  (a) To buy, and invest funds of the Trust in, own, hold for investment or otherwise, and to sell or otherwise dispose of, securities including, but not limited to, common stock, preferred stock, bonds, debentures, warrants and rights to purchase securities, certificates of beneficial interest, notes or other evidences of indebtedness, or other negotiable securities, however named or described, issued by corporations, trusts or associations, domestic or foreign, or issued and guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State of the United States, or by any political sub-division or agency of any State or foreign country, in deposits in any bank or trust company in good standing organized under the laws of the United States or any State thereof, or in "when-issued" contracts for any such securities, or retain such proceeds in cash, and from time to time change the investments of funds of the Trust.

                  (b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust, which By-Laws shall bind the Shareholders, and to amend and repeal such By-Laws to the extent that such authority is not otherwise reserved to the Shareholders.

                  (c) To elect and remove such officers of the Trust and to appoint and terminate such agents of the Trust as they consider appropriate.

                  (d) To employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws.

                  (e) To retain a transfer agent and shareholder servicing agent, or both, which may be the same entity, for the Trust.

                  (f) From time to time to sell Shares of the Trust either for cash or property whenever and in such amounts as the Trustees may deem desirable but subject to the limitations as set forth herein and to provide for the distribution of shares of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.

                  (g) To set record dates in the manner hereinafter provided for.

                  (h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter.

                  (i) To sell or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held by the Trust, and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to stock or other securities or property as the Trustees shall deem proper.

                  (j) To exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right, including without limitation the right to vote by proxy for any and all purposes (including the right to authorize any officer or agent of the Trust to execute proxies), to consent to the reorganization, merger or consolidation of any company, or to consent to the sale or lease of all or substantially all of the property and assets of any company to any other company; to exchange any of the securities of any company for the securities, including shares of stock, issued therefor upon any such reorganization, merger, consolidation, sale or lease; to exercise any conversion or subscription privileges, rights, options and warrants incident to the ownership of any security owned by it or acquired therewith; to hold any securities acquired in the name of the custodian of the assets of the Trust, or in the name of its nominee or a nominee of the Trust, or in any manner permitted herein or in the By-Laws; to lend portfolio securities to others; and to execute any and all instruments and do any and all things incidental to the Trust not inconsistent with the provisions hereof, the execution or performance of which the Trustees may deem expedient.

                  (k) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees of the Trust or of a custodian, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

                  (l) To compromise, arbitrate, or otherwise adjust claims of the Trust in favor or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

                  (m) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for, the amount of such distributions and their payment to be solely at the discretion of the Trustees, subject to the limitations otherwise contained in this Declaration of Trust.

                  (n) To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Trust or any part thereof, or imposed upon any of the Trustees herein, individually or jointly, by reason of the Trust, or of the business conducted by said Trustees under the terms of this Declaration of Trust, out of the funds of the Trust available for such purpose.

                  (o) To engage in and to prosecute, compound, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, demands, and things relating to the Trust, and out of the assets of the Trust to pay, or to satisfy, any debts, claims or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem  sufficient. The
                  powers   aforesaid   are  to  include  any   actions,  suits,
                  proceedings, disputes, claims, demands and things relating to
                  the  Trust  wherein  any  of  the  Trustees   may  be  named
                  individually, but the subject matter of which arises by reason of business for and on behalf of the Trust.

                  (p) To buy or join with any person or persons in buying the property of any corporation, association, or other organization any of the securities of which are included in the Trust, or any property in which the Trustees, as such, shall have or may hereafter acquire an interest, and to allow the title to any property so bought to be taken in the name or names of, and to be held by, such person, or persons as the Trustees shall name or approve.

                  (q) From time to time in their discretion to enter into, modify and terminate agreements with Federal or state regulatory authorities, which agreements may restrict but not amplify their powers under this Declaration of Trust. Such agreements shall be signed by all the Trustees for the time being and shall, during their effectiveness, be binding upon the Trustees as fully as though incorporated in this Declaration of Trust.

                  (r) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other person and to lend Trust property.

         The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

         No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. The Trustees may authorize one of their number to sign, execute, acknowledge, and deliver any note, deed, certificate or other instrument in the name of, and in behalf of, the Trust, and upon such authorization such signature, acknowledgment or delivery shall have full force and effect as the act of all of the Trustees.

                             ARTICLE VI

                        BENEFICIAL INTEREST

         Section 1. Shares of Beneficial Interest The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable shares (hereinafter referred to as the "Shares" and individually as a "Share"), without par value. The Trustees may, in their discretion and as provided by
Section 1A of this Article VI, authorize the division of Shares into two or more series, and the Trustees may vary the relative rights and preferences between different series. Each Share of a series represents an equal proportionate interest in the Trust with each other Share outstanding. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractional Shares as the Trustees may in their discretion determine. The Trustees may issue certificates of beneficial interest to evidence ownership of such Shares.

         Section 1A. Series Designation The Trustees, in their discretion, may authorize the division of Shares into two or more series, and the different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different series as to investment objective, investment policies, purchase price, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be shares of any or all series as the context may require.


         If the Trustee shall divide the Shares of the Trust into two or more series, the following provisions shall be applicable:

         (a) All provisions herein relating to the Trust shall apply equally to each series of the Trust except as the context requires otherwise.

         (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

         (c) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series or, with respect to the Government Obligations Portfolio (GOP), Near Term Bond Portfolio (NTB) and Total Return Bond Portfolio
(TRB), the creditors of the Trust, and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all series for all purposes.

         (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. Except with respect to the Government Obligations Portfolio (GOP), Near Term Bond Portfolio (NTB) and Total Return Bond Portfolio (TRB), the assets of a particular series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other series of the Trust and all persons extending credit to or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that series for payment of each credit, contract or claim. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

         (e) Each share of a series of the Trust shall represent a beneficial interest in the net assets of such series. Each holder of Shares of a series shall be entitled to receive his pro rata shares of distributions of income and capital gains made with respect to such series. In addition, the following provisions of this paragraph shall apply to series other than the Government Obligations Portfolio (GOP), Near Term Bond Portfolio (NTB) and Total Return Bond Portfolio (TRB). Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a series, such Shareholder shall be paid solely out of the assets of such series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series. A shareholder of a particular series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other series or the Shareholders of such series of the Trust.

         (f) Except with respect to the Government Obligation Portfolio (GOP), Near Term Bond Portfolio (NTB) and Total Return Bond Portfolio (TRB), but notwithstanding any other provision in this Declaration of Trust or in the By-Laws of the Trust, on any matter submitted to a vote of Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual series, except that (1) when required by the Investment Company Act of 1940, Shares shall be voted in the aggregate and not by individual series, and (2) when the Trustees have determined that the matter affects only the interests of Shareholders of a limited number of series, then only Shareholders of such series shall be entitled to vote thereon.

         The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment designation thereof. Each instrument referred to in this paragraph shall constitute an amendment to this Declaration in accordance with Section 7 of Article XIV hereof,and a copy of each such instrument shall be filed in accordance with
Section 5 of Article XIV hereof.

         Section 2. Ownership of Shares The ownership of Shares shall be recorded in the books of the Trust or of a transfer agent. The Trustees may make such rules and adopt such procedures as they consider appropriate for the transfer of shares and similar matters. The record books of the Trust or of any transfer agent, as the case may be, shall be conclusive evidence as to who are the holders of Shares and as to the number of Shares held from time to time by each such holder.

         Section 3. Investment in the Trust The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. After the date of the initial contribution of capital, the number of Shares representing the initial contribution may, in the Trustees' discretion, be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to the Shareholder's account in the form of full and fractional shares of the Trust at the net asset value per share as determined in accordance with Article XII hereof; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.

         Section 4. Preemptive Rights Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust, except as the Trustees may determine with respect to any series of Shares.

                              ARTICLE VII

                           CUSTODY OF ASSETS

         The Trustees shall at all times employ a bank or trust company having aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) as custodian (the "Custodian") with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws:

                  (a) To hold the securities owned by the Trust and deliver the same upon written order;

                  (b) To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or, as the Trustees may direct, in any bank or trust company in good standing organized under and by the laws of the United States, or of any state thereof, approved by the Custodian, provided that all such deposits shall be subject only to the draft or order of the Custodian; and

                  (c) To disburse such funds upon orders or vouchers.

         The Trustees may also employ such Custodian as its agent:

                  (a) To keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (b) To compute the net asset value per share in accordance with the provision of Article XII hereof.

         All of the foregoing services shall be performed upon such basis of compensation as may be agreed upon between the Trustees and the Custodian. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

         The Trustees may also authorize the Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000).

         Subject to such rules, regulations and orders as the Securities and Exchange Commission (the "Commission") may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities in a depository and clearing system established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as from time to time amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the Investment Company Act of 1940, as from time to time amended (the "1940 Act"), pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                ARTICLE VIII

                                 CONTRACTS

         Section 1. Manager The Trustees may in their discretion from time to time enter into a management contract whereby the other party to such contract shall undertake to furnish to the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the Manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the Manager (and all without further action by the Trustees). Any such purchases, sales or exchanges shall be deemed to have been authorized by all of the Trustees.

         The Trustees may also employ, or authorize the Manager to employ, one or more investment advisers or sub-advisers from time to time to perform such of the acts and services of the Manager and upon such terms and conditions as may be agreed upon between the Manager and such investment adviser or sub-adviser and approved by the Trustees.

         Section 2. Principal Underwriter The Trustees may in their discretion from time to time enter into a contract, providing for the sale of the Shares of the Trust, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"). In either case, the contract shall be on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VIII, or of the By-Laws; and such contract may also provide for the repurchase or sale of shares of the Trust by such other party as principal or as agent of the Trust.

         Section 2A. Plan of Distribution The Trustees may in their discretion enter into a plan of distribution whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in sales of Shares. Such plan of distribution may contain such terms and conditions as the Trustees may in their discretion determine subject to the requirements of
Section 12 of the 1940 Act, Rule 12b-1 thereunder, and any other applicable rules and regulations.

         Section 3. Transfer Agent The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party shall undertake to furnish the Trustees transfer agency and shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the By-Laws. The Trustees may employ such party as its agent to (a) keep the books and accounts of the Trust and furnish clerical and accounting service and (b) compute the net asset value per share in accordance with the provisions of Article XII hereof. Such services may be covered by one or more contracts and be provided by one or more entities.

         Section 4. Parties to Contract Any contract of the character described in Sections 1, 2 and 3 of this Article VIII or in Article VII hereof may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VIII, Article VII or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

         Section 5. Provisions and Amendments Any contract entered into pursuant to Sections 1 and 2 of this Article VIII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act and any applicable rules or orders of the Securities and Exchange Commission with respect to its continuance in effect, its termination, and the method of authorization and approval, renewal or amendment thereof.

                                 ARTICLE IX

                  COMPENSATION AND REIMBURSEMENT OF TRUSTEES

         The Trustees shall be entitled to reasonable compensation from the Trust and shall be reimbursed from the Trust estate for their expenses and disbursements incurred by them in connection with the administration and management of the Trust, including, without limitation, interest expense, taxes, fees and commissions of every kind, expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and state laws and regulations, charges of custodians, transfer agents, and registrars, expenses of preparing and setting up in type prospectuses, expenses of printing and distributing prospectuses sent annually to existing shareholders, auditing and legal expense, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues, expenses primarily intended to result in sales of shares of the Trust, and such non-recurring items as may arise, including litigation to which the Trust is a party and for all losses and liabilities, as well as such other expenses as the Trustees may determine are properly chargeable to the Trust. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                               ARTICLE X

                             SALE OF SHARES

         The Trustees shall have the power from time to time to issue and sell or cause to be issued and sold an unlimited number of Shares of any series of the Trust for cash or for property, which shall in every case be paid to the Custodian as agent of the Trust before the delivery of any certificate for such Shares. The shares of any series of the Trust, including any shares which may have been repurchased by the Trust (herein sometimes referred to as "treasury shares"), may be sold at a price as specified in the current prospectus of the Trust.

         When an  underwriting  contract is in effect  pursuant to Article VIII,
Section 2, the time of sale shall be the time when an unconditional order is placed with the underwriter. Such contract may provide for the sale of Shares either at a price based on the net asset value determined next after the order is placed with said underwriter or at a price based on a net asset value to be determined at some later time, or at such other price as is assented to by the affirmative vote of the holders of a majority of the outstanding Shares of the Trust. No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Trustees pursuant to the provisions of Article XII hereof. In connection with the acquisition by merger or otherwise of all or substantially all the assets of a trust or another investment company , including companies classified as personal holding companies under Federal income tax laws, the Trustees may issue or cause to be issued Shares of the Trust and accept in payment therefor such assets at such value as may be determined by or under the direction of the Trustees, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

                              ARTICLE XI

                             REDEMPTIONS

         Section 1. Redemption In case any Shareholder of record of the Trust desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Trust purchase the Shares in accordance with this Section l; and the Shareholder so requesting shall be entitled to require the Trust to purchase, and the Trust or the underwriter of the Trust shall purchase his said Shares, but only at the net asset value per share (as determined under Article XII hereof), except that with respect to any series of Shares established by the Trustees, the right of a Shareholder to redeem such Shares may be varied. Payment for such Shares shall be made by the Trust or the underwriter of the Trust to the Shareholder of record within seven (7) days after the date upon which the request is received. The Trustees may charge a redemption fee in such amount as may be fixed from time to time by the Trustees but which shall not exceed one-half of one percent (1/2%) of the net asset value per share.

         Section 2. Manner of Payment Payment for such Shares may at the option of the Trustees or such officer or officers as they may duly authorize for the purpose, in their complete discretion, be made in cash, or in kind, or partially in cash and partially in kind out of the assets of the appropriate series of the Trust. In case of payment in kind the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.

         Section  3.  Suspension  of the Right of  Redemption  If,  pursuant  to
Article XII hereof, the Trustees declare a suspension of the determination of net asset value, the rights of shareholders (including those who shall have applied for redemption pursuant to Section 1 of this Article XI but who shall not yet have received payment) to have shares redeemed and paid for by the Trust shall be suspended until the termination of such suspension is declared. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

         Section 4. Involuntary Redemptions The Trustees may require a Shareholder to redeem his Shares if the value of the Shares in his account is below $1,000. The manner of effecting such involuntary redemptions shall be determined from time to time by the Trustees.

         If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust or any series of the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such person a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust or any series thereof into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any person whose acquisition of the Shares or other securities of the Trust or series thereof in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Sections 1 and 2 of this Article XI.

         The holders of Shares or other securities of the Trust or any series shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust or series thereof as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

                              ARTICLE XII

                       NET ASSET VALUE PER SHARE

         The net asset value of each Share of the Trust or any series thereof outstanding shall be determined by the Trustees not less frequently than once on each day on which the Trust is open for business, as of the close of trading on the New York Stock Exchange or at such other time as the Trustees by resolution may determine. The power and duty to determine net asset value may be delegated by the Trustees from time to time to one or more of the Trustees and officers of the Trust, to the other party to any contract entered into pursuant to Article VIII hereof, or to the Custodian or a transfer agent. For the purpose of this Declaration of Trust, any reference to the time at which a determination of net asset value is made shall mean the time as of which the determination is made.

         The Trustees may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act.

         The value of the assets of the Trust or series thereof shall be determined in a manner approved by the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest and taxes, payable or accrued, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities which shall be deemed appropriate. The resulting amount which shall represent the total net assets of the Trust or series thereof shall be divided by the number of Shares outstanding at the time as of which the calculation is made and the quotient so obtained shall be deemed to be the net asset value of the Shares.

         Nothing in this Article XII shall be construed to affect the ability of the Trustees to establish any series of Shares in accordance with Section 1A of
Article VI.

                             ARTICLE XIII

        DIVIDENDS AND DISTRIBUTIONS; REDUCTION OF OUTSTANDING SHARES

         (a) The total of distributions to Shareholders paid in respect of any one fiscal year, subject to the exceptions noted below and other than dividends resulting from stock splits or stock dividends, shall be approximately equal to the net income, exclusive of profits or losses realized upon the sale of securities or other property, for such fiscal year, determined in accordance with generally accepted accounting principles applicable to open-end investment companies (which, if the Trustees so determine, may be adjusted for net amounts included as such accrued net income in the price of Shares of the Trust issued or repurchased). Such total of distributions may also include in the discretion of the Trustees an additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or other property for such fiscal year. Notwithstanding the above, the Trustees may, upon the establishment of any series of Shares, provide for variations in the rights to distributions between different series. The decision of the Trustees as to what is income and what is principal shall be final, and the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against income shall be final, all subject to any applicable provisions of the 1940 Act and rules and regulations and orders of the Commission promulgated thereunder. For the purpose of the limitation imposed by this paragraph (a), Shares issued pursuant to paragraph (b) of this Article XIII shall be valued at the applicable net asset value per share.

         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         (b) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, but subject to the limitation as to cash distributions imposed by paragraph (a) of this Article XIII, at any time or from time to time to declare and cause to be paid dividends or distributions which, at the election of the Trustees, may be accrued, automatically reinvested in additional Shares (or fractions thereof) of the Trust or of any series thereof or paid in cash.

         (c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a "stock dividend" out of either unissued or treasury shares of the appropriate series of the Trust, or both, except that the Trustees may, in conjunction with the establishment of any series of Shares, vary the right to receive a "stock dividend" among different series.

         (d) To the extent consistent with the federal income tax law, net capital losses of a series of the Trust shall not be used to offset net capital gains of any other series. However, to the extent required by such law, the Trustees shall have the power to offset net capital losses of one series against net capital gains of another series, thereby reducing the capital gain available for distribution by the latter series and retaining in its net asset value the amount of such reduction.

                             ARTICLE XIV

                            MISCELLANEOUS

         Section 1. Trust Not a Partnership It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholders.

         Section 2. Limitation of Personal Liability The Trustees shall not have the power to bind the Shareholders or to call upon them or any of them for the payment of any sum of money or any assessment whatever other than such sums as the Shareholders at any time personally agree to pay by way of subscription for shares or otherwise. All persons or corporations dealing or contracting with the Trustees as such shall have recourse only to the appropriate series of the Trust for the payment of their claims or for the payment or satisfaction of claims or obligations arising out of such dealings or contracts, so that neither the Trustees nor the Shareholders, nor the agents or attorneys of the Trust, past, present or future, shall be personally liable therefor. In all contracts or instruments creating liability it may be expressly stipulated, either by such reference to this instrument as shall accomplish such purpose or otherwise, that the liability of the Trustees and Shareholders under such contracts or instruments shall be limited to the assets which may from time to time constitute the series of the Trust.

         Section 3. Trustee's Good Faith Action, Expert Advice, No Bond or Surety The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1, of this Article XV and to applicable provisions of the By-Laws, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of
Section 1 of this Article XV and to applicable provisions of the By-Laws, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. Unless otherwise required by the By-Laws, the Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 4.  Termination of Trust

                  (a) This Trust and any series thereof shall continue  without
                  limitation   of  time  but  subject  to  the  provisions   of
                  sub-sections (b), (c) and (d) of this Section 4.

                  (b) The Trust or any series thereof may merge or consolidate with any other corporation, association, trust or other
                  organization   or  may  sell,  lease  or   exchange   all  or
                  substantially all of the Trust Property or the property of such series of the Trust, including its good will, upon such terms and conditions and for such consideration when and as authorized by a majority of the Trustees and at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the shares outstanding and entitled to vote shall be sufficient authorization; and any such merger, consolidation, sale,lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

                  (c) Subject to the approval of a majority of the Trustees or of a majority of the outstanding Shares of the Trust or any series thereof, the Trustees may at any time sell and convert into money all the assets of the Trust or any series thereof. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or of such series, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares, except as may be otherwise provided by the Trustees with respect to any series of Shares.

                  (d) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsections
                  (b) and (c), the Trust or series thereof shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

         Section 5. Filing of Copies, References, Headings and Counterparts The original or a copy of this instrument, or any amendment hereto and of each declaration of trust supplemental hereto, shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument, of any amendment hereto, and of each supplemental declaration of trust shall be filed by the Trustees with the Massachusetts Secretary of State and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee or an officer of the Trust to be a copy of this instrument or of any such amendment hereto or supplemental declaration of trust. In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions such as "herein", "thereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original, but such counterparts shall constitute one instrument.

         Section 6. Applicable Law The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         Section 7. Amendments The execution of an instrument setting forth the establishment and designation and the relative rights of any series of Shares in accordance with Section 1A of Article IV hereof shall, without any authorization, consent or vote of the Shareholders, effect an amendment of this Declaration. Except as otherwise provided in this Section 7, if authorized by vote of a majority of the Trustees and a majority of the outstanding Shares of the Trust affected by the amendment (which Shares shall, unless otherwise provided by a vote of a majority of the Trustees, vote together on such amendment as a single class), or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees may amend or otherwise supplement this Declaration. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable Federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the trustees shall not be liable for failing so to do. Copies of any amendment or of the supplemental Declaration of Trust shall be filed as specified in Section 5 of this Article XIV.

         Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

         Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 19th day of December, 1984.



                                               /s/Lloyd Pierce
-----------------------                       ------------------------
Robert Avery                                  Lloyd Pierce



/s/ H. Day Brigham Jr.                        /s/ George R. Prefer
----------------------                        ------------------------
H. Day Brigham, Jr.                           George R Prefer



/s/ Peter M. Donovan                          /s/ Benjamin A. Rowland Jr.
----------------------                        --------------------------
Peter M. Donovan                              Benjamin A. Rowland, Jr.



/s/ Winthrop S. Emmet                         /s/ Raymond Van Houtte
---------------------                         ---------------------------
Winthrop S. Emmet                             Raymond Van Houtte


                       -----------------------
                        John Winthrop Wright





                  THE COMMONWEALTH OF MASSACHUSETTS


Suffolk, ss.                                             Boston, Massachusetts


         Then personally appeared the above named H. Day Brigham, Jr., Peter M. Donovan, Winthrop S. Emmet, Lloyd Pierce, George R. Prefer, Raymond Van Houtte who severally acknowledged the foregoing instrument to be their free act and deed.

                             Before me,


                            /s/ Richard E. Houghton
                          ----------------------------
                          My commission expires Sept.2,1988